UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2013

Yahoo! Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28018	77-0398689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 First Avenue Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 349-3300

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 22, 2013, Yahoo! Inc. (“Yahoo!”) entered into a Purchase Agreement (the “Purchase Agreement”) with Third Point, LLC, Daniel S. Loeb, Third Point Partners L.P., Third Point Partners Qualified L.P., Third Point Offshore Master Fund L.P., Third Point Ultra Master Fund L.P. and Third Point Reinsurance Company, Ltd. (collectively, “Sellers”), pursuant to which Yahoo! agreed to purchase 40,000,000 shares of Yahoo! common stock from Sellers at a price of $29.11 per share, for a total purchase price of $1,164,400,000. The purchase of the shares was completed on July 25, 2013.

In connection with the Purchase Agreement, Yahoo! also entered into an amendment (the “Amendment”) to the Agreement, dated May 13, 2012 (the “Settlement Agreement”), with Third Point LLC, Daniel S. Loeb, Michael J. Wolf, Harry J. Wilson and certain affiliates of Third Point (collectively, the “Third Point Group”). The Amendment provides for, among other things:

1)	The extension of the standstill provisions in the Settlement Agreement through the conclusion of Yahoo!’s 2018 annual meeting of stockholders. As amended by the Amendment, the standstill provisions provide, among other things, that the members of the Third Point Group will not:

•

collectively beneficially own more than 3% of the Voting Securities (as such term is defined in the Amendment) of Yahoo! as a result of acquiring beneficial ownership of any Voting Securities of Yahoo!;

•

engage in or in any way participate in a solicitation of proxies or consents with respect to Yahoo! or the Voting Securities or make shareholder proposals for consideration at annual meetings of stockholders; or

•

without the prior approval of Yahoo!’s Board of Directors (the “Board”) contained in a written resolution of the Board, take certain actions with respect to any (i) tender offer or exchange offer, merger acquisition or other business combination involving Yahoo! or any of its subsidiaries or affiliates; (ii) form of business combination or acquisition or other transaction relating to a material amount of assets or securities of Yahoo! or any of its subsidiaries or affiliates; or (iii) form of restructuring, recapitalization or similar transaction with respect to Yahoo! or any of its subsidiaries or affiliates.

2)	Each of Messrs. Loeb, Wolf and Wilson irrevocably resigns from the Board and all Board committees effective as of July 31, 2013. All unvested equity awards granted by Yahoo! to Messrs. Wolf and Wilson will be accelerated immediately prior to the effectiveness of their resignations and all vested and unvested equity awards held by them will be cashed out by Yahoo! promptly following the effectiveness of their resignations at a price per share equal to $29.11.

The foregoing summaries of the Purchase Agreement and the Amendment do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Purchase Agreement and the Amendment, which are attached as Exhibit 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Amendment, Daniel S. Loeb, Michael J. Wolf and Harry J. Wilson have submitted their resignations from the Board and all Board committees effective July 31, 2013. The resignations are in accordance with the terms of the original Settlement Agreement which provided that the directors would resign when Third Point, LLC’s share ownership interests fell below 2%, and are not the result of any dispute with any other directors or the management of Yahoo!. Effective following these resignations, the size of the Board will be reduced from ten (10) to seven (7) directors.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Purchase Agreement, dated July 22, 2013, among Yahoo! Inc., Third Point, LLC, Daniel S. Loeb, Third Point Partners L.P., Third Point Partners Qualified L.P., Third Point Offshore Master Fund L.P., Third Point Ultra Master Fund L.P. and Third Point Reinsurance Company, Ltd.

99.2	Amendment to Agreement, dated July 22, 2013, between Yahoo! Inc., Third Point, LLC and each of the other persons set forth on the signature pages thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

YAHOO! INC.
(Registrant)

By:	/s/ Ronald S. Bell
Ronald S. Bell
General Counsel and Secretary

Date: July 25, 2013

EXHIBIT INDEX

Exhibit Number	Description

99.1	Purchase Agreement, dated July 22, 2013, among Yahoo! Inc., Third Point, LLC, Daniel S. Loeb, Third Point Partners L.P., Third Point Partners Qualified L.P., Third Point Offshore Master Fund L.P., Third Point Ultra Master Fund L.P. and Third Point Reinsurance Company, Ltd.

99.2	Amendment to Agreement, dated July 22, 2013, between Yahoo! Inc., Third Point, LLC and each of the other persons set forth on the signature pages thereto.

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